                                                                    EXHIBIT 3.23

                           ARTICLES OF INCORPORATION

                                       OF

                                   NDDC, INC.

        I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

        The name of the corporation is NDDC, Inc.

                                   ARTICLE II

        The period of duration of the corporation is perpetual.

                                   ARTICLE III

        The corporation is organized for the purpose of transacting any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV

        The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of $.01 each.

                                    ARTICLE V

        No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

                                   ARTICLE VI

        Shareholders of the corporation shall have no preemptive right to acquire additional, unissued, or treasury shares of the corporation.

                                   ARTICLE VII

        The following provisions are inserted herein for the purpose of defining, limiting, and regulating the powers of the corporation and of the directors and of the shareholders, provided, however, that said provisions shall not be deemed exclusive of any rights or liabilities otherwise granted or imposed by the laws of the State of Texas:

        1. The liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Texas Business Corporation Act and by the provisions of the Texas Miscellaneous Corporation Laws Act, as the same may be amended and supplemented.


        2. The corporation shall, to the fullest extent permitted by the provisions of the Texas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Article.

        3. With respect to any matter for which the affirmative vote of the holders of at least a two-thirds portion of the shares entitled to vote is otherwise required by the Texas Business Corporation Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of at least a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act. With respect to any matter for which the affirmative vote of the holders of at least two-thirds portion of the shares of any class is otherwise required by the Texas Business Corporation Act, the act of the holders of shares of that class on that matter shall be the affirmative vote of the holders of at least a majority of the shares of that class, rather than the affirmative vote of the holders of shares of that class otherwise required by the Texas Business Corporation Act.

        4. Any action required by the Texas Business Corporation Act to be taken at an annual or special meeting of shareholders, or any action which may be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE VIII

        The corporation will not commence business until it has received from the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done, or property actually received.

                                   ARTICLE IX

        The address of the registered office of the corporation is 807 Brazos, Austin, Texas 78701, and the name of its initial registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                    Page - 2

                                   ARTICLE X

        The business and affairs of the corporation shall be managed by a board of directors (the "board of directors") composed of such number of persons as may be filed by the bylaws of the corporation. Until changed by the bylaws, the number of directors constituting the board of directors shall be three (3). The name and address of each person who shall serve as initial directors of the corporation as follows:

                William L. MacKnight            14850 Quorum Drive, Suite 400
                                                Dallas, Texas 75240

                Mark A. Solls                   14850 Quorum Drive, Suite 400
                                                Dallas, Texas 75240

                Glenn P. Cato                   14850 Quorum Drive, Suite 400
                                                Dallas, Texas 75240

                                   ARTICLE XI

        The initial bylaws of the corporation shall be adopted by the board of directors and the power to alter, amend or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested in the board of directors.

                                   ARTICLE XII

        The name and address of the incorporator is Mark A. Solls, 14850 Quorum Drive, Suite 400, Dallas, Texas 75240.

                                  ARTICLE XIII

        From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all contracts and rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.


                                    Page - 3

        IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of December, 1991.

                                           /s/ MARK A. SOLLS
                                           -----------------------------------
                                           Mark A. Solls, Incorporator

THE STATE OF TEXAS )(
                   )(
COUNTY OF DALLAS   )(

        I, the undersigned, a Notary Public, do hereby certify that on this 16th day of December, 1991, personally appeared before me Mark A. Solls, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

                                           /s/ JANET L. IOTT
                                           -----------------------------------
                                           Janet L. Iott, Notary Public

ooooooooooooooooooooooooooooooooooooooooooooooooooo
o NOTARY PUBLIC             JANET L. IOTT         o
o    [STAR]         Notary Public, State of Texas o
o STATE OF TEXAS    My Commission Expires 8-21-93 o
ooooooooooooooooooooooooooooooooooooooooooooooooooo


                                    Page - 4

                                                              FILED
                                                      In the Office of the
                                                   Secretary of State of Texas

                                                           JAN 13 1992

                                                      Corporations Section

                            ASSUMED NAME CERTIFICATE
                                      FOR
                                   NDDC, INC.

1. The name of the incorporated business as stated in its Articles of Incorporation or comparable document is NDDC, Inc.

2. The assumed name under which the business or professional service is to be conducted or rendered is North Dallas Diagnostic Center.

3. The state under the laws of which it was incorporated is Texas and the address of its registered or similar office in that jurisdiction is c/o The Prentice-Hall Corporation System, Inc., 807 Brazos, Austin, Texas 78701.

4. The period, not to exceed ten years, during which the assumed name will be used is ten years.

5.      The corporation is a business corporation.

6. The address of the registered office of the Corporation is 807 Brazos, Austin, Texas 78701 and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

7. The county where the business or professional service is being or is to be conducted or rendered under such assumed name is all counties.

                                        NDDC, INC.

                                        By: /s/ MARK A. SOLLS
                                            ------------------------------------
                                        Name: MARK A. SOLLS
                                              ----------------------------------
                                        Title: SENIOR VICE PRESIDENT
                                               ---------------------------------

STATE OF TEXAS       SS.
                     SS.
COUNTY OF DALLAS     SS.


        Before me on this 31st day of December, 1991, personally appeared Mark
A. Solls and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.

[SEAL]

                                               /s/ VICKI BATES
                                               ---------------------------------
                                               Notary Public in and for
                                               the State of Texas

My Commission Expires:

         4/24/93
----------------------------

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             SEP 16 1992

                                                         Corporations Section


                            ASSUMED NAME CERTIFICATE
                   FOR AN INCORPORATED BUSINESS OR PROFESSION


1.      The name of the incorporated business or profession as stated in its
        Articles of Incorporation or comparable document is    NDDC, Inc.      .
                                                            -------------------

2.      The assumed name under which the business or professional service is to
        be conducted or rendered is     Maxum Diagnostic Center                .
                                    -------------------------------------------

3       The state, country, or other jurisdiction under the laws of which it was
        incorporated or associated is   Texas              , and the address of
                                      ---------------------
        its registered or similar office in that jurisdiction is
              807 Brazos, Austin, Texas 78701                                  .
        -----------------------------------------------------------------------

4.      The period, not to exceed 10 years, during which the assumed name will
        be used is   10 years
                   --------------------

5. The corporation is a (circle one) business corporation, non-profit corporation, professional corporation, professional association or some other type of incorporated business, professional or other association (specify)

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

6 If the corporation is required to maintain a registered office in Texas, the address of the registered office is 807 Brazos, Austin, Texas 78701
                                                -------------------------------
        and the name of its registered agent at such address is
        The Prentice-Hall Corporation System, Inc.
        -----------------------------------------------------------------------

7       If the corporation is not required to or does not maintain a registered
        office in Texas, the office address in Texas is     N/A
                                                        -----------------------
        and its office address elsewhere is
                                           ------------------------------------

        -----------------------------------------------------------------------

8 The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are [if applicable, use the designation "ALL"]:
             Dallas
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

                                       NDDC, INC.

                                   By: /s/ MARK A. SOLLS
                                   --------------------------------------------
                                   Signature of officer, representative or
                                   attorney-in-fact of the corporation
                                   Mark A. Solls, Senior Vice President

Before me on this 11th   day of September , 19 92 , personally appeared Mark A.
                 -------       -----------    ----                     ---------
 Solls     and acknowledged to me that     he executed the foregoing certificate
----------                             ----
for the purposes therein expressed.

---------------------------------------
                 JANET L IOTT
[SEAL]    Notary Public State of Texas
          My Commission Expires 8 21 93      /s/ JANET L IOTT
---------------------------------------     ------------------------------------
  (Notary seal)                             Notary Public     Dallas      County
                                                          ---------------

NOTE: A certificate executed and acknowledged by an attorney-in-fact shall include a statement that the attorney-in-fact has been duly authorized in writing by his or her principal to execute and acknowledge the same.

                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas

                                                             OCT 19 1992

                                                         Corporations Section


                       STATEMENT OF CHANGE OF REGISTERED

                           OFFICE BY REGISTERED AGENT


To Secretary of State
State of Texas:


Pursuant to the provisions of Article 2.10-1 of the Texas Business Corporation Act, the undersigned registered agent, for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations in the State of Texas:

1. The names of the corporations, (hereinafter called the "corporations") to be represented by the said registered agent are

        See attached list
        -----------------

2. The post office address at which the said registered agent has maintained the registered office for the corporations is

        c/o The Prentice-Hall Corporation System, Inc.
        807 Brazos, Austin, Texas 78701.

3. The new post office address at which the said registered agent will hereafter maintain the registered office for the corporations is

        c/o The Prentice-Hall Corporation System, Inc.
        400 N. St. Paul, Dallas, Texas 75201.

4. Notice of this change of address has been given in writing to each corporation named on the attached list at least 10 days prior to the date of filing of this Statement.



Dated:    October 19, 1992


                                THE PRENTICE-HALL CORPORATION SYSTEM, INC.


                                /s/ RICHARD L. KUSHAY
                                ----------------------------------------------
                                Richard L. Kushay, Assistant Vice President

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             OCT 09 1995

                                                         Corporations Section


                            ASSUMED NAME CERTIFICATE

1. The name of the corporation as stated in its articles of incorporation is NDDC, Inc.

2. The assumed name under which the business or professional service is or is to be conducted or rendered is Maxum Diagnostic Center - Forest Lane.

3. The state under the laws of which it was incorporated is Texas, and the address of its registered or similar office in that jurisdiction is 807 Brazos, Austin, Texas 78701.

4. The period, not to exceed 10 years, during which the assumed name will be used is October 1, 1995 until September 30, 2004.

5.      The entity is a business corporation.

6. The entity's registered office in Texas is 807 Brazos, Austin, Texas 78701 and the name of its registered agent at such address is CSC/Prentice Hall Corporation System, Inc. The address of the principal office is 14850 Quorum Drive, Suite 400, Dallas, Texas 75240.

7. The county where business or professional services are being or are to be conducted or rendered under such assumed name is Dallas.





                                         /s/ DON G. HICKS
                                         ---------------------------------------
                                         Don G. Hicks, Chief Accounting Officer



        Before me on this 5th day of October, 1995, personally appeared Don G.
                          ---
Hicks, an Officer of NDDC, Inc., and acknowledged to me that he executed the foregoing certificate for the purposes therein expressed.


---------------------------------
            KIMBERLY BERTRAND
[SEAL]      MY COMMISSION EXPIRES
            DECEMBER 1, 1997
---------------------------------
 (Notary Seal)                                  /s/ KIMBERLY BERTRAND
                                                --------------------------------
                                                Notary Public, State of Texas

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                                       BY            ---------------------------
                                REGISTERED AGENT               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

To the Secretary of State                                   JUL 14 1997
State of Texas
                                                        Corporations Section
                                                     ---------------------------
Pursuant to the provisions of Article 2.10.1 of the Texas Business Corporation Act, the undersigned registered agent, for the corporation named below submits the following statement for the purpose of changing the registered office address for such corporation in the State of Texas:


Charter No. See attached list


1. The name of the corporation (hereinafter called the "Corporation") represented by the said registered agent is:

        See attached list


2. The address at which the said registered agent has maintained the registered office for the corporation is

                                  400 N. St. Paul
                                  Dallas, Texas 75201

3. The new address at which the said registered agent will hereafter maintain the registered office for the corporation is

                                  800 Brazos
                                  Austin, Texas 78701

4. Notice of this change of address has been given in writing to the above corporation at least 10 days prior to the date of filing of this Statement.


Dated:  July 11, 1997


                              THE PRENTICE-HALL CORPORATION SYSTEM, INC.


                               /s/ JOHN H. PELLETIER
                              -------------------------------------------------
                                John H. Pelletier, Assistant Vice President

OFFICE OF THE                                               Corporations Section
SECRETARY OF STATE     [THE STATE OF TEXAS SEAL]                  P.O. Box 13697
                                                       Austin, Texas  78711-3697


                   STATEMENT OF CHANGE OF REGISTERED OFFICE OR
                   REGISTERED AGENT OR BOTH BY A CORPORATION,
                LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

                                                              FILED
                                                        In the Office of the
                                                    Secretary of State of Texas

                                                            APR 15 1998

                                                       Corporations Section

1.      The name of the entity is NDDC, INC.
                                  ----------------------------------------------------------------

        The entity's charter/certificate of authority/file number is 1215244                      .
                                                                     -----------------------------

2.      The registered office address as PRESENTLY shown in the records of the
        Texas secretary of state is: 800 Brazos Street, Austin, TX 78701                          .
                                    --------------------------------------------------------------

3.      A.__ The address of the NEW registered office is: (Please provide street address, city, state and zip code.  THE ADDRESS MUST BE IN TEXAS.)

            c/o C T CORPORATION SYSTEM, 350 N. St. Paul Street, Dallas, TX  75201                 .
        ------------------------------------------------------------------------------------------

OR      B.__ The registered office address will not change.

4.      The name of the registered agent as PRESENTLY shown in the records of
        the Texas secretary of state is    The Prentice-Hall Corporation System, Inc.            .
                                        ---------------------------------------------------------

5.      A.__ The name of the NEW registered agent is   C T CORPORATION SYSTEM                    .
                                                     --------------------------------------------

OR      B.__ The registered agent will not change.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.      The changes shown above were authorized by
        Business Corporations may select A or B                 Limited Liability Companies may select D or E
        Non-Profit Corporations may select A, B, or C           Limited Partnerships select F


              A   X    The board of directors; OR
                ------
              B.       An officer of the corporation so authorized by the board of directors, OR
                ------
              C.       The members of the corporation in whom management of the corporation is vested
                ------ pursuant to article 2.14C of the Texas Non-Profit Corporation Act

              D.       Its members
                ------
              E.       Its managers
                ------
              F.       The limited partnership
                ------


                                       /s/    BGD                     4/2/98
                                      ------------------------------------------
                                          (Authorized Officer of Corporation)
                                         (Authorized Member of Manager of LLC)
                                        (General Partner of Limited Partnership)
                                        BRIAN G. DRAZBA
                                        S.V.P. OF FINANCE & CONTROLLER

(TEXAS -- 2231 -- 12/28/95)